     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2002

                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             ---------------------
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          SILVERSTREAM SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                        DELAWARE                                                04-3318325
    (State or other jurisdiction of incorporation or               (I.R.S. Employer Identification No.)
                     organization)

                               TWO FEDERAL STREET
                              BILLERICA, MA 01821
                                 (978) 262-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                DAVID A. LITWACK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SILVERSTREAM SOFTWARE, INC.
                               TWO FEDERAL STREET
                              BILLERICA, MA 01821
                                 (978) 262-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                              JOHN H. CHORY, ESQ.
                               HALE AND DORR LLP
                               1100 WINTER STREET
                                   SUITE 4650
                          WALTHAM, MASSACHUSETTS 02451
                           TELEPHONE: (781) 966-2000
                            TELECOPY: (781) 966-2100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [ ]  333-      .

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]  333-      .

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                     TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
      TITLE OF SHARES TO BE REGISTERED            REGISTERED          PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share.....        154,580               $5.00              $772,900              $71.11
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 11, 2002.
                             -------------------------
    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 12, 2002

PROSPECTUS

                          SILVERSTREAM SOFTWARE, INC.

                         154,580 SHARES OF COMMON STOCK

                             ---------------------

     This prospectus relates to resales of shares of common stock previously issued by us to former stockholders of GemLogic, Inc. in connection with our acquisition of that company.

     We will not receive any proceeds from the sale of the shares.

     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

     Our common stock is traded on the Nasdaq National Market under the symbol "SSSW." On April 11, 2002, the closing sale price of our common stock on Nasdaq was $4.97 per share. You are urged to obtain current market quotations for our common stock.

                             ---------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 The date of this prospectus is April   , 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................   3
The Offering................................................   6
Risk Factors................................................   7
Special Note Regarding Forward-Looking Information..........   7
Use Of Proceeds.............................................   7
Selling Stockholders........................................   8
Plan Of Distribution........................................   8
Legal Matters...............................................  10
Experts.....................................................  10
Where You Can Find More Information.........................  10
Incorporation Of Certain Documents By Reference.............  10

     Our executive offices are located at Two Federal Street, Billerica, Massachusetts 01821, our telephone number is (978) 262-3000 and our Internet address is www.silverstream.com The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "SilverStream," "we," "us," and "our" refer to SilverStream Software, Inc. and its subsidiaries.

     SilverStream and jBroker are our registered trademarks, and SilverStream eXtend and the SilverStream logo are trademarks of SilverStream Software, Inc.

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

                          SILVERSTREAM SOFTWARE, INC.

     We provide software products and services that enable organizations to more effectively do business using the Web. By providing software products and services for building, deploying and managing Web-based applications, we allow companies to deliver applications that have the breadth, depth and richness customers and trading partners expect. Our software products and services leverage the power of standards such as Java and XML to unify relevant information and services for our customers, partners and employees while enabling businesses to leverage prior technology investments.

     We believe our software products and services help our customers to rapidly deliver Web-based applications that are scalable, reliable and secure. Using our products and services, organizations can create and deploy robust Web applications in diverse areas such as business-to-business integration, employee self-service, supply chain management, customer service and enterprise portals.

     During the year ended December 31, 2001, more competitors entered the application server market at a time when the increased scope of the J2EE application server standard made differentiation between application servers difficult. Our SilverStream eXtend product line offers functionality that is beyond the current J2EE standard and allows us to differentiate our product offerings from our application server competitors. For this reason, during the second half of the year ended December 31, 2001, we transitioned our focus from our application server to the full SilverStream eXtend web services product line.

SILVERSTREAM EXTEND(TM)

     Our flagship product suite -- SilverStream eXtend -- is a comprehensive, integrated services environment that simplifies and accelerates the creation and delivery of Web services-oriented business applications. Our technology is based on the best of Java, XML and Web Services, and enables organizations to rapidly deliver business applications to the Web. SilverStream eXtend gives customers a competitive advantage by unlocking the business value of existing systems and delivering relevant information to those who need it when they need it.

     SilverStream eXtend is made up of four fully integrated components:

     - SilverStream eXtend Director

     - SilverStream eXtend Composer

     - SilverStream eXtend Application Server

     - SilverStream eXtend Workbench

     A brief summary of each component is as follows:

PRODUCT                                   DESCRIPTION                       SHIPMENT DATES
-------                          ------------------------------   ----------------------------------
eXtend Director...............   eXtend Director, which evolved   Version 3.0 shipped in December
                                 from our ePortal product, is a   2001. First version shipped in
                                 true 100% J2EE application,      July 2000.
                                 deployable to multiple J2EE
                                 servers that makes it easier
                                 to develop standards-based
                                 applications that include
                                 personalization, workflow,
                                 content management, user
                                 profiling, wireless delivery,
                                 security, and self-service
                                 portals. eXtend Director's
                                 configurable architecture
                                 consists of a set of loosely
                                 coupled subsystems, each made
                                 of J2EE modules, that can
                                 stand alone and be licensed
                                 separately by independent
                                 software vendors, or ISV's.
                                 eXtend Director development
                                 software is licensed on a
                                 per-user basis and deployment
                                 software is licensed on a per
                                 processor basis for unlimited
                                 users with no per seat or per
                                 connection charges.
eXtend Composer...............   eXtend Composer, which evolved   Version 3.0 shipped in December
                                 from our xCommerce product, is   2001. First version shipped in
                                 a standards-based integration    July 2000.
                                 server that supports the rapid
                                 creation, testing and
                                 deployment of
                                 services-oriented applications
                                 (e.g., Web Services). eXtend
                                 Composer uses XML as its
                                 native data language and,
                                 therefore, easily delivers the
                                 sophisticated any-to-any
                                 mapping capabilities required
                                 by demanding enterprise and
                                 business-to-business
                                 integrations. eXtend
                                 Composer's Web Services
                                 deliver connectivity to
                                 back-end databases,
                                 transactional applications and
                                 message-based systems. eXtend
                                 Composer-developed services
                                 support both straight-thru and
                                 long-running transaction
                                 processing patterns to support
                                 the broadest possible range of
                                 services-based applications.
                                 eXtend Composer uniquely
                                 deploys its execution
                                 components to market-leading
                                 J2EE application servers,
                                 delivering enterprise-level
                                 performance, scalability and
                                 fault tolerance.

PRODUCT                                   DESCRIPTION                       SHIPMENT DATES
-------                          ------------------------------   ----------------------------------
                                 eXtend Composer development
                                 software is licensed on a
                                 per-user basis and deployment
                                 software is licensed on a per
                                 processor basis for unlimited
                                 users with no per seat or per
                                 connection charges.
eXtend Application Server.....   eXtend Application Server        Version 3.7 shipped in December
                                 provides a complete foundation   2000. First version shipped in
                                 for building and deploying       November 1997.
                                 cross-platform, high
                                 performance, standards-based
                                 applications. eXtend
                                 Workbench, jBroker Web,
                                 jBroker MQ, and jBroker ORB
                                 are included with the
                                 application server to provide
                                 the tools and infrastructure
                                 needed to build enterprise
                                 applications.
                                 eXtend Application Server is
                                 available for Windows NT
                                 Workstation 4.0, Windows NT
                                 Server 4.0, Windows 2000,
                                 Solaris 2.6, Solaris 2.7 or
                                 Solaris 2.8, HP-UX 11.0, AIX
                                 4.3, or Red Hat Linux 6.2,
                                 7.1.
                                 eXtend Application Server
                                 development software is
                                 licensed on a per-user basis
                                 and deployment software is
                                 licensed on a per processor
                                 basis for unlimited users with
                                 no per seat or per connection
                                 charges.
eXtend Workbench..............   eXtend Workbench is a            Version 1.1 shipped in November
                                 comprehensive environment        2001.
                                 built to simplify and
                                 accelerate the development and
                                 deployment of J2EE and Web
                                 Services applications.
                                 Developers can create a Web
                                 Service using powerful wizards
                                 and create J2EE deployment
                                 plans and descriptors using
                                 visual editors all in one
                                 integrated environment. eXtend
                                 Workbench provides freedom and
                                 flexibility with one-button
                                 deployment to the leading J2EE
                                 certified application servers.
                                 As part of the SilverStream
                                 eXtend platform, eXtend
                                 Workbench provides tight
                                 integration with eXtend
                                 Director for rich presentation
                                 capabilities and eXtend
                                 Composer for industry leading
                                 XML integration.
                                 eXtend Workbench development
                                 software is licensed on a
                                 per-user or per-processor
                                 basis.

     We market and sell our products and services globally through our direct sales force and a network of independent software vendors, systems integrators, consulting partners and distributors. To date, we have licensed our products to more than 1,700 customers in a wide variety of industries, including insurance, communications, financial services, government, manufacturing, oil and gas, pharmaceutical, technology and transportation.

                                  THE OFFERING

Common Stock offered by
selling stockholders..........   154,580 shares

Use of proceeds...............   We will not receive any proceeds from the sale
                                 of shares in this offering

Nasdaq National Market
symbol........................   SSSW

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

     The risks related to our business are incorporated by reference from the filings described in "Incorporation of Certain Documents by Reference" below.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE COULD BE ADVERSELY AFFECTED BY SHARES BECOMING AVAILABLE FOR
SALE

     Sales of a substantial number of shares of our common stock in the public market after this offering could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

PURCHASERS IN THIS OFFERING WILL INCUR IMMEDIATE, SUBSTANTIAL DILUTION

     In the past, we have issued options to acquire common stock at prices significantly below the anticipated public offering price. To the extent these outstanding options are ultimately exercised, investors purchasing common stock in this offering will incur immediate dilution.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders.

     The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

     We issued the shares of common stock covered by this prospectus to the former stockholders of GemLogic, Inc. pursuant to earnout provisions granted to such former stockholders in connection with our acquisition of GemLogic, Inc. on December 13, 1999. These shares were issued in a private placement. The following table sets forth, to our knowledge, certain information about the selling stockholders as of March 31, 2002.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable under stock options that are exercisable within 60 days after March 31, 2002 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

                                                                                         SHARES OF COMMON
                                           SHARES OF COMMON                          STOCK TO BE BENEFICIALLY
                                          STOCK BENEFICIALLY                               OWNED AFTER
                                       OWNED PRIOR TO OFFERING    NUMBER OF SHARES         OFFERING(1)
                                       ------------------------   OF COMMON STOCK    ------------------------
NAME OF SELLING STOCKHOLDER             NUMBER      PERCENTAGE     BEING OFFERED      NUMBER      PERCENTAGE
---------------------------            ---------   ------------   ----------------   ---------   ------------
Former stockholders of GemLogic,
  Inc.(2):
  Christopher C. Keller..............   256,781         *              77,290         188,003          *
  Frederick S. Holahan, Jr. .........   265,293         *              77,290         179,491          *

---------------

 *  Less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares the selling stockholders will hold after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the selling stockholders will hold none of the shares covered by this prospectus.

(2) The shares owned and being offered have been issued by us pursuant to earnout provisions granted to the selling stockholders in connection with our acquisition of GemLogic, Inc. on December 13, 1999.

     None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except that the selling stockholders have been employed by us and GemLogic, Inc.

                              PLAN OF DISTRIBUTION

     The selling stockholders may offer and sell from time to time shares covered by this prospectus. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     - in privately negotiated transactions; and

     - in options transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the selling stockholders must sell the shares in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                    EXPERTS

     The consolidated financial statements and schedule of SilverStream Software, Inc. appearing in SilverStream Software, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus:

          (1)  Our Annual Report on Form 10-K for the year ended December 31,
     2001;

          (2) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

          (3) The description of our common stock contained in our Registration Statement on Form 8-A dated August 9, 1999.

     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

          SilverStream Software, Inc.
        Two Federal Street
        Billerica, MA 01821
        Attention: Chief Financial Officer
        Telephone: (978) 262-3000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SilverStream Software, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee -- Securities and Exchange Commission............   $    71.11
Legal fees and expenses.....................................   $ 7,500.00
Accounting fees and expenses................................   $ 2,000.00
Miscellaneous expenses......................................   $ 1,000.00
                                                               ----------
     Total Expenses.........................................   $10,571.11
                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article SEVENTH of the registrant's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law (the "Delaware Law") prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of the Restated Certificate provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant naming him as a party by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer in advance of the final disposition of a legal proceeding, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

     Article EIGHTH of the Restated Certificate further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware Law is amended to expand the indemnification permitted to directors or officers, the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The registrant has obtained liability insurance for its officers and directors which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1(1)  Agreement and Plan of Merger, dated December 13, 1999, by and among the Registrant, SilverStream Acquisition
          Corporation and GemLogic, Inc.
  4.1(2)  Second Amended and Restated Certificate of Incorporation of
          the Registrant.
  4.2(3)  Second Amended and Restated By-laws of the Registrant.
  5.1     Opinion of Hale and Dorr LLP.
 23.1     Consent of Ernst & Young LLP.
 23.2     Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
 24.1     Power of Attorney (See page II-4 of this Registration
          Statement).

---------------

(1) Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 1999.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-94103).

(3) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q filed on August 13, 2001 (File No. 000-26981).

ITEM 17.  UNDERTAKINGS

     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on April 12, 2002.

                                          SILVERSTREAM SOFTWARE, INC.

                                          By:      /s/ CRAIG A. DYNES
                                            ------------------------------------
                                                       Craig A. Dynes
                                              Vice President, Chief Financial
                                                           Officer,
                                                  Treasurer and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of SilverStream Software, Inc., hereby severally constitute and appoint David A. Litwack and Craig A. Dynes and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SilverStream Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----



               /s/ DAVID R. SKOK                   Chairman of the Board of Directors    April 12, 2002
------------------------------------------------
                 David R. Skok




              /s/ DAVID A. LITWACK                 President, Chief Executive Officer    April 12, 2002
------------------------------------------------    and Director (Principal Executive
                David A. Litwack                                Officer)




               /s/ CRAIG A. DYNES                    Vice President, Chief Financial     April 12, 2002
------------------------------------------------    Officer, Treasurer and Secretary
                 Craig A. Dynes                    (Principal Financial and Accounting
                                                                Officer)




              /s/ TIMOTHY BARROWS                               Director                 April 12, 2002
------------------------------------------------
                Timothy Barrows




             /s/ RICHARD A. D'AMORE                             Director                 April 12, 2002
------------------------------------------------
               Richard A. D'Amore




              /s/ PAUL J. SEVERINO                              Director                 April 12, 2002
------------------------------------------------
                Paul J. Severino

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 2.1(1)   --    Agreement and Plan of Merger, dated December 13, 1999, by
                and among the Registrant, SilverStream Acquisition
                Corporation and GemLogic, Inc.
 4.1(2)   --    Second Amended and Restated Certificate of Incorporation of
                the Registrant.
 4.2(3)   --    Second Amended and Restated By-laws of the Registrant.
 5.1      --    Opinion of Hale and Dorr LLP.
23.1      --    Consent of Ernst & Young LLP.
23.2      --    Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1      --    Power of Attorney (See page II-4 of this Registration
                Statement).

---------------

(1) Incorporated herein by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 1999.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-94103).

(3) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q filed on August 13, 2001 (File No. 000-26981.)